Exhibit 2.1
                                  -----------


                                                                EXECUTION COPY



          FIRST AMENDMENT, dated as of August 5, 2002 (this "Amendment"), to the Securities Purchase Agreement, dated as of June 16, 2002 (the "Purchase Agreement"), by and among Proxim Corporation, a Delaware corporation (the "Company"), and the Purchasers named therein (each a "Purchaser" and collectively, the "Purchasers"). Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement.

          WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to sell to the Purchasers, and each Purchaser has severally agreed to purchase from the Company, the Shares, Notes and Warrants set forth opposite their respective names on Exhibit A to the Purchase Agreement; and

          WHEREAS, the Company and the Purchasers desire to modify the Purchase Agreement in accordance with the provisions of Section 9.12 thereof.

            NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1. Amendments to the Purchase Agreement.

          (a) Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto.

          Section 2. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          Section 3. Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

          Section 4. Counterparts. This Amendment may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          Section 5. Effect of Amendment. Except as expressly amended by this Amendment, the Purchase Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment. All references in the Purchase Agreement to "this Agreement" shall be deemed to refer to the Purchase Agreement as amended by this Amendment. In addition, all references in the Purchase Agreement to "Purchaser" or "Purchasers" shall be deemed to refer to the Purchasers set forth in Exhibit A hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.



                               PROXIM Corporation


                               By:  /s/ David King
                                    ------------------------------
                                    Name:
                                    Title:



                               PURCHASERS:
                               ----------

                               WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                               By:  WARBURG, PINCUS & CO.,
                                     its General Partner

                               By:  /s/ Larry Bettino
                                    -----------------------------
                                    Name:
                                    Title:



                               BROADVIEW CAPITAL PARTNERS L.P.

                               By:  Broadview Capital Partners Management LLC
                                     its General Partner

                               By:  /s/ Steven Brooks
                                    -----------------------------
                                    Name:  Steven D. Brooks
                                    Title: Managing Director


                               BROADVIEW CAPITAL PARTNERS QUALIFIED PURCHASER FUND L.P.

                               By:  Broadview Capital Partners Management LLC
                                     its General Partner

                               By:   /s/ Steven Brooks
                                     ----------------------------
                                     Name:  Steven D. Brooks
                                     Title: Managing Director



              [Signature Page to Securities Purchase Agreement]

                               BROADVIEW CAPITAL PARTNERS AFFILIATES FUND LLC

                               By:  Broadview Capital LLC
                                     its Manager

                               By:  /s/ Steven Brooks
                                    -----------------------------
                                    Name:  Steven D. Brooks
                                    Title: Managing Director



              [Signature Page to Securities Purchase Agreement]


                             No. of Shares of
                                 Series A          Principal
                                Convertible        Amount of                        Second Closing     Purchase Price
       Purchaser            Preferred Stock to    Notes to be     Initial Closing       Warrant        Payable at the
    Name and Address           be Purchased        Purchased      Warrant Coverage     Coverage        Initial Closing
                            ------------------------------------------------------------------------------------------

Warburg Pincus Private          1,421,334        $29,466,650.00       5,813,890       4,821,275        $65,000,000.00
Equity VIII, L.P.
466 Lexington Avenue
New York, NY 10017
Attention: Larry Bettino
Fax No. 212-878-9361

with a copy to:

Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019
Attn: Steven J. Gartner
      Jeffrey R. Poss
Facsimile: (212) 728-8111

Broadview Capital                  26,458           $548,550.00         108,225          89,753         $1,210,000.00
Partners L.P.

Broadview Capital                 191,486         $3,969,850.00         783,264         649,539         $8,757,000.00
Partners Qualified
Purchaser Fund L.P.

Broadview Capital                     722            $14,950.00           2,953           2,446            $33,000.00
Partners Affiliates
Fund LLC

      TOTAL                     1,640,000        $34,000,000.00       6,708,335       5,563,010        $75,000,000.00
      -----
